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                                                              EXHIBIT 9.0

                                VOTING AGREEMENT
                             AND IRREVOCABLE PROXY


                 This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of ______________, 1995 is executed by and among United Bancshares, Inc., a Texas corporation (the "Company"), Victoria Bankshares, Inc., a Texas corporation ("Victoria"), and the other persons who are signatories hereto (referred to herein individually as a "Shareholder" and collectively as the "Shareholders").

                 WHEREAS, the Company and Victoria have executed that certain Agreement and Plan of Merger dated as of January 12, 1995 (the "Merger Agreement") whereby the Company will be merged with and into Victoria (the "Merger"); and

                 WHEREAS, Section 7.12 of the Merger Agreement requires that the Company deliver to Victoria the irrevocable proxies of the Shareholders; and

                 WHEREAS, Victoria and the Company are relying on the irrevocable proxies in incurring expenses in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger;

                 NOW THEREFORE, the parties hereto agree as follows:

                 1. Each of the Shareholders hereby represents and warrants to Victoria and the Company that he is the registered holder of and has the exclusive right to vote the shares of common stock ("Stock") of the Company set forth below his name on the signature pages hereto. Each Shareholder hereby agrees to vote at the shareholders' meeting referred to in
Section 1.8 of the Merger Agreement (the "Meeting") the shares of Stock set forth below his name on the signature pages hereto and all other shares of Stock such Shareholder owns of record as of the date of the Meeting and to direct the vote of all shares of Stock which such Shareholder holds beneficially and has the power and authority to direct the voting thereof as of the date of the Meeting (the "Shares") in favor of the authorization and approval of the Merger Agreement, and the other agreements and transactions contemplated thereby; provided, however, that no Shareholder shall have any obligation to vote any shares of Stock in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby if the Pricing Average (as defined in the Merger Agreement) of Victoria Common Stock, par value $1.00 per share ("Victoria Common Stock"), decreases below $21.25 per share.

                 2.       In order better to effect the provisions of Section
1, each Shareholder hereby revokes any previously executed proxies and hereby constitutes and appoints Victoria (the
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"Proxy Holder"), with full power of substitution, his true and lawful proxy and attorney-in-fact to vote at the Meeting all of such Shareholder's Shares in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make, in the event such Shareholder does not vote in favor of the authorization and approval of the Merger Agreement and the other agreements and transactions contemplated thereby; provided, however, that this proxy shall not apply with respect to any vote on the Merger Agreement and the other agreements and transactions contemplated thereby if (i) the Merger Agreement shall have been modified so as to reduce the amount of consideration to be received by the Shareholders under the Merger Agreement in its present form, or (ii) if the Pricing Average decreases below $21.25 per share.

                 3. Each Shareholder hereby covenants and agrees that until this Agreement is terminated in accordance with its terms, such Shareholder will not, and will not agree to, without the consent of Victoria, directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed or otherwise dispose of any of the Shares or grant any proxy or interest in or with respect to any such Shares or deposit such shares into a voting trust or enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Shareholder causes the transferee of such Shares to deliver to Victoria an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

                 4. This proxy shall be limited strictly and solely to the power to vote the Shares in the manner set forth in Section 2 and shall not extend to any other matters.

                 5. Each Shareholder has no present plan or intention to sell or otherwise dispose of the common stock of Victoria to be received pursuant to the Merger. As of the date of consummation of the Merger, each Shareholder agrees to deliver to Victoria a certificate stating that the Shareholder has no plan or intention to sell or otherwise dispose of the common stock of Victoria to be issued pursuant to the Merger as of the date of consummation of the Merger.

                 6. Each Shareholder acknowledges that Victoria and the Company are relying on this Agreement in incurring expenses in reviewing the Company's business, in preparing a proxy statement, in proceeding with the filing of applications for regulatory approvals, and in undertaking other actions necessary for the consummation of the Merger and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Article 2.29C of the Texas Business Corporation Act. Each Shareholder and the Company acknowledge that the performance of this Agreement is intended to benefit Victoria.

                 7. The irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (i) the termination of the Merger Agreement, as it may be amended or





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extended from time to time, or (ii) the consummation of the Merger.  In no event shall this Agreement apply to shares of Victoria Common Stock to be received by the Shareholders upon consummation of the Merger.

                 8. The vote of the Proxy Holder shall control in any conflict between its vote of the Shares and a vote by the Shareholders of the Shares and the Company agrees to recognize the vote of the Proxy Holder instead of the vote of the Shareholders in the event the Shareholders do not vote in favor of the approval of the Merger Agreement as set forth in Section 1 hereof.

                 9. This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by the Company, Victoria and the Shareholder.

                 10. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                 11. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein.

                 12. All notices, requests, demands and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or mail, certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

                 13. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.



                                     UNITED BANCSHARES, INC.


                                     By: ___________________________________

                                              D. W. Neuenschwander
                                              President

                                     Address:

                                     P. O. Box 712
                                     Rosenberg, Texas  77471
                                     Attention:  D. W. Neuenschwander



                                     VICTORIA BANKSHARES, INC.


                                     By: ___________________________________
                                              Charles R. Hrdlicka
                                              Chairman of the Board and
                                              Chief Financial Officer

                                     Address:

                                     One O'Connor Plaza
                                     Victoria, Texas  77902
                                     Attention:  Mr. Gregory Sprawka






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                   SHAREHOLDERS:




                   ___________________________________________________________

                   Printed Name: _____________________________________________



                   Address:          _________________________________________

                                     _________________________________________


                   ____________ shares of Common Stock


                   (if applicable)

                   Pledgee:          _________________________________________


                   Address:
                            __________________________________________________


                                      ________________________________________

                   Loan No.:
                                      ________________________________________






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